UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

Seven Hills Realty Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34383	20-4649929
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, MA 02458
(Address of principal executive offices, including zip code)

(617) 332-9530
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	SEVN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, and “our” refer to Seven Hills Realty Trust and certain of its subsidiaries, unless the context indicates otherwise.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2024, our Board of Trustees (“Board”) adopted resolutions increasing the size of our Board to seven Trustees. On the same date, pursuant to a recommendation of our Nominating and Governance Committee, our Board elected Ann M. Danner as an Independent Trustee in Class I of our Board to fill the vacancy created by the increase in size of our Board to seven Trustees and appointed Ms. Danner to serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee of the Board.

Ms. Danner has served as the founder and managing member of RHA Advisors LLC since 2018. In 1986, Ms. Danner co-founded Residential Homes of America, Inc., a company that was engaged in the full-cycle development and operation of multifamily apartment projects and for-sale housing, and served as its chief executive officer until 2016. Prior to founding Residential Homes of America, Ms. Danner served as vice president and director of acquisitions and sales, at American United, Inc., a family-owned business engaged in the development and management of a 9,000-unit apartment portfolio across six states, from 1980 to 1986. Ms. Danner was a voting member of the national board of directors of ALSAC / St. Jude Children's Research Hospital from 2010 to 2023 and served as a member of the building, strategic planning, finance and audit committees. Ms. Danner was granted emeritus status for the ALSAC / St. Jude Children's Research Hospital board of directors in June 2023 and currently serves in such capacity. Ms. Danner has served as an independent advisory director for Sordoni Construction Services, Inc. since 2022. Ms. Danner, a founding member of First Women's Bank, has served on its board of advisors since 2021.

Our Board concluded that Ms. Danner is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For her service as an Independent Trustee, Ms. Danner will be entitled to the compensation we generally provide to our Independent Trustees. There is no arrangement or understanding between Ms. Danner and any other person pursuant to which Ms. Danner was selected as a Trustee. There are no transactions, relationships or agreements between Ms. Danner and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

In connection with her election as an Independent Trustee, we entered into an indemnification agreement with Ms. Danner, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We have previously filed a form of indemnification agreement entered into by our Trustees with us as Exhibit 10.3 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, which form is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN HILLS REALTY TRUST

By:	/s/ Fernando Diaz
Name:	Fernando Diaz
Title:	Chief Financial Officer and Treasurer

Date: December 13, 2024